Exhibit 10.58

TRX, INC.

OMNIBUS INCENTIVE PLAN

TRX, INC.

OMNIBUS INCENTIVE PLAN

ARTICLE I

PLAN INFORMATION

1.1	Amendment and Restatement of the Plan. TRX, Inc. (the “Company”) hereby amends and restates the TRX, Inc. 2000 Stock Incentive Plan (the “Plan”) into a new document and renames the Plan as the TRX, Inc. Omnibus Incentive Plan (the “Omnibus Plan”), as set forth in this document, effective as of , 2005.

1.2	General Purpose. The purpose of the Omnibus Plan is to further the growth and development of the Company by encouraging employees and nonemployee directors of the Company and its Affiliates to obtain a proprietary interest in the Company by owning its stock. The Company intends that the Omnibus Plan will provide such persons with an added incentive to continue in the employ of the Company and its Affiliates, provide employees with an added incentive to stimulate their efforts in promoting the growth, efficiency and profitability of the Company and its Affiliates, and help to attract outstanding employees and nonemployee directors to the service of the Company and its Affiliates.

1.3	Awards Available Under the Omnibus Plan. The Omnibus Plan permits Awards of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Cash-Based Awards. The types of Stock Options permitted under the Omnibus Plan are incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”).

1.4	Intended Tax Effects of Awards. The Company intends that ISOs granted under the Omnibus Plan qualify as incentive stock options under Code §422. NQSOs are options that do not qualify as ISOs and are subject to taxation under Code §83. Awards of Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, and Performance Units are subject to taxation under Code §83. Cash-Based Awards are subject to taxation under Code §61. It is intended that some Awards under the Omnibus Plan will qualify as performance-based compensation under Code §162(m).

1.5	Effective Date and Term of the Omnibus Plan. The Board of Directors of the Company originally adopted the prior Plan document on January 13, 2000. The Board of Directors approved the restatement of the prior Plan into the Omnibus Plan by unanimous consent, to become effective as of , 2005 (the “Effective Date”), contingent upon the approval of the shareholders of the Company on or before the , 2006 annual shareholders meeting. Unless earlier terminated by the Board pursuant to the provisions of Section 12.6 hereof, the Omnibus Plan shall remain in effect until the tenth anniversary of January 13, 2000, the date the Plan was originally approved by the Board. Notwithstanding its termination, the Omnibus Plan shall remain in effect with respect to outstanding Awards as long as any Awards are outstanding.

1.6	Operation, Administration and Definitions. The operation and administration of the Omnibus Plan are subject to the provisions of this plan document. Capitalized terms used in the Omnibus Plan are defined in Article II below or may be defined within the Omnibus Plan.

1.7	Legal Compliance. The Omnibus Plan is intended to comply with the requirements for ISOs under Code §422, for exemption of stock options under the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, and with the requirements for performance-based compensation under Code §162(m).

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ARTICLE II

PLAN DEFINITIONS

For purposes of the Omnibus Plan, the terms listed below are defined as follows:

2.1	1933 Act means the Securities Act of 1933, as amended.

2.2	1934 Act means the Securities Exchange Act of 1934, as amended.

2.3	Affiliate means an entity that, directly or indirectly, controls, is controlled by, or is under common control with the Company, pursuant to the provisions of Rule 12b-2 of the 1934 Act.

2.4	Award Agreement means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to the Award granted under the Omnibus Plan, and may be in the form of a Stock Option Agreement, a Stock Appreciation Right Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, Performance Share Agreement, Performance Unit Agreement, or Cash-Based Award Agreement, as applicable.

2.5	Award means any award or benefit granted to any Participant under the Omnibus Plan, including, without limitation, the grant of Stock Options and/or Stock Appreciation Rights or the award of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Cash-Based Awards.

2.6	Base Value shall mean the Fair Market Value of a share of Common Stock subject to a Stock Appreciation Right on the date of grant of the Stock Appreciation Right.

2.7	Board or Board of Directors means the Board of Directors of the Company.

2.8	Cash-Based Award means an Award granted under the Omnibus Plan that provides that, upon completion of specified performance goals based on Performance Measures, the Participant shall be entitled to a payment in cash.

2.9	Cause means:

(A)	willful and continued failure to substantially perform his duties with the Company within fifteen (15) days after a written demand for substantial performance is delivered to the Employee which identifies the manner in which the Company believes that the Employee has not substantially performed his duties;

(B)	unlawful or willful misconduct which is economically injurious to the Company or to any entity in control of, controlled by or under common control with the Company (and its successors);

(C)	conviction of, or a plea of guilty or nolo contendere, to a felony charge;

(D)	habitual drug or alcohol abuse that impairs the Employee’s ability to perform the essential duties of his position;

(E)	an act of embezzlement or fraud;

(F)	competition with the business of the Company either directly or indirectly;

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(G)	breach of any provision of an employment contract with the Company;

(H)	failure to comply with the decisions of the Company; or

(I)	failure to discharge a duty of loyalty to the Company.

2.10	Change in Control “Change of Control” shall mean the occurrence of any of the following events following the Effective Date of this Plan:

(A)	Acquisition of Substantial Percentage. The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control:

(1)	any acquisition directly from the Company;

(2)	any acquisition by the Company or any of its Affiliates; or

(3)	any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates;

provided further, that if any such individual, entity or group subsequently becomes required to or does report its ownership of Outstanding Common Stock and Outstanding Voting Securities on Schedule 13D (or any successor Schedule) then, for purposes of this Section, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so file, beneficial ownership of all of the Outstanding Common Stock and Outstanding Voting Securities beneficially owned by it on such date; or

(B)	Change of Majority of Board Members. During any consecutive twelve (12) month period, individuals who, as of the beginning of that period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents; or

(C)

Reorganization, Merger or Consolidation. There is consummated a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such reorganization, merger or consolidation, beneficially own, directly or indirectly, less than of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or

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consolidation of the Outstanding Group Common Stock and the Outstanding Group Voting Securities, as the case may be; or

(D)	Disposition of Assets. Consummation of the sale or other disposition of all or substantially all of the assets of the Company.

2.11	Code means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code includes reference to any successor provision of the Code.

2.12	Committee shall mean the committee appointed by the Board pursuant to Section 3.2 hereof to administer and interpret the Omnibus Plan in accordance with Article III below.

2.13	Common Stock means the common stock of the Company.

2.14	Company means TRX, Inc., a Georgia corporation, and any successor thereto.

2.15	Disability means a Participant’s eligibility to receive long-term disability benefits under a plan sponsored by the Company or an Affiliate, or if no such plan is applicable, a Participant’s inability (with or without accommodation) to engage in the essential functions of his or her duties due to a medically-determinable physical or mental impairment, illness or injury, which can be expected to result in death or to be of long-continued and indefinite duration.

2.16	Effective Date means the effective date of this amendment and restatement of the Omnibus Plan, which is , 2005, subject to shareholder approval.

2.17	Employee means any common law employee of the Company or an Affiliate and who is actively employed at the time Awards are made. As required by law, only Employees of the Company and any “parent” or “subsidiary” of the Company (as those terms are defined in Code §424) are eligible to receive ISOs.

2.18	Exercise Price means the purchase price of the shares of Common Stock underlying a Stock Option.

2.19	Fair Market Value of the Common Stock as of a date of determination shall mean the following:

(A)	Stock Listed and Shares Traded. If the Common Stock is listed and traded on a national securities exchange (as such term is defined by the 1934 Act) or on the NASDAQ National Market System on the date of determination, the Fair Market Value per share shall be the closing price of a share of the Common Stock on said national securities exchange or NASDAQ National Market System on the business day immediately preceding the date of determination. If the Common Stock is traded in the over-the-counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices of a share on the business day immediately preceding the date of determination.

(B)

Stock Listed But No Shares Traded. If the Common Stock is listed on a national securities exchange or on the National Market System but no shares of the Common Stock are traded on the date of determination but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the closing price of a share of the Common Stock on the most recent date before the date of determination. If the Common Stock is regularly traded in the over-the-counter market but no shares of the Common Stock are traded on the date of determination (or if records of such trades are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the average of the closing bid and asked prices of a share of the

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Common Stock on the most recent date before the date of determination on which trading occurred.

(C)	Stock Not Listed. If the Common Stock is not listed on a national securities exchange or on the NASDAQ National Market System and is not regularly traded in the over-the-counter market, then the Committee shall determine the Fair Market Value of the Common Stock from all relevant available facts and circumstances, including any recent sales and purchases of such Common Stock to the extent they are representative, any facts related to the Company’s financial situation, the average of the high and low sales prices or the bid and asked prices of the Common Stock reflected in a traded exchange or market on a date within a reasonable period before the date of determination, or opinions of independent experts as to value.

The Committee’s determination of Fair Market Value, which shall be made pursuant to the foregoing provisions, shall be final and binding for all purposes of this Omnibus Plan.

2.20	Freestanding SAR means an SAR that is granted independently of an Options, as described in Article VIII hereof.

2.21	Incentive Stock Option or ISO means an option to purchase shares of Common Stock granted under Article VII hereof and which is designated as an incentive stock option and which is intended to meet the requirements of Code §422.

2.22	Insider shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the 1934 Act, all as defined under Section 16 of the 1934 Act.

2.23	Nonqualified Stock Option or NQSO means an option to purchase shares of Common Stock granted under Article VII herein and which is not an incentive stock option within the meaning of Code §422.

2.24	Option means an Incentive Stock Option or a Nonqualified Stock Option.

2.25	Participant means an Employee who has been selected to receive an Award, or respect to whom an Award is outstanding, under the Omnibus Plan.

2.26	Performance Measures means any one or more of the criteria or measurements by which specific performance goals may be established and performance may be measured, as determined by the Committee in its discretion, pursuant to the provisions of Sections 5.1 and 5.2.

2.27	Performance Share means an award of the right, subject to such conditions, restrictions and contingencies as the Committee determines, including specifically the satisfaction of specified Performance Measures, to receive one share of Common Stock in the future.

2.28	Performance Unit means an award of the right, subject to such conditions, restrictions and contingencies as the Committee determines, including specifically the satisfaction of specified Performance Measures, to receive a cash payment.

2.29	Restricted Stock means an Award of Common Stock subject to such conditions, restrictions and contingencies as the Committee determines, including the satisfaction of specified Performance Measures.

2.30	Restricted Stock Unit means an award of the right, subject to such conditions, restrictions and contingencies as the Committee determines, to receive shares of Restricted Stock.

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2.31	Omnibus Plan means this TRX, Inc. Omnibus Incentive Plan.

2.32	Stock Appreciation Right or SAR means an Award, granted alone as a Freestanding SAR or in tandem with a related Option, representing a Participant’s right to receive payment in the form of Common Stock, in an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to such SAR (or portion thereof) exercised over the Base Value of those shares under the SAR.

2.33	Stock Option means an ISO or NQSO, as applicable, granted to a Employee under the Omnibus Plan.

2.34	Tandem SAR means an SAR that is granted in connection with a related Stock Option pursuant to Article VIII herein, the exercise of which shall require forfeiture and cancellation of the right to purchase a share of Common Stock under the related Stock Option (and when a share of Common Stock is purchased under the Stock Option, the Tandem SAR shall be similarly cancelled).

ARTICLE III

PLAN ADMINISTRATION

3.1	General Administration. The Omnibus Plan shall be administered and interpreted by the Committee (as designated pursuant to Section 3.2). Subject to the express provisions of the Omnibus Plan, the Committee shall have authority to interpret the Omnibus Plan, to prescribe, amend and rescind rules and regulations relating to the Omnibus Plan, to determine the terms and provisions of the Agreements by which Awards shall be evidenced (which shall not be inconsistent with the terms of the Omnibus Plan), and to make all other determinations necessary or advisable for the administration of the Omnibus Plan, all of which determinations shall be final, binding and conclusive.

3.2	Appointment of Committee. The Board shall appoint the Committee from among its nonemployee members to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon. The Committee at all times shall be composed of two or more nonemployee directors who shall meet the following requirements:

(A)	Disinterested Administration for Rule 16b-3 Exemption. During the period any director is serving on the Committee, he shall not be (i) an officer of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company; (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of the 1934 Act; (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a); and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b). The requirements of this subsection are intended to comply with Rule 16b-3 under Section 16 of the 1934 Act or any successor rule or regulation, and shall be interpreted and construed in a manner which assures compliance with said Rule. To the extent said Rule 16b-3 is modified to reduce or increase the restrictions on who may serve on the Committee, the Omnibus Plan shall be deemed modified in a similar manner.

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(B)	Outside Director Rule for Compliance with Code Section 162(m). No director serving on the Committee may be a current employee of the Company or a former employee of the Company (or any corporation affiliated with the Company under Code §1504) receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during each taxable year during which the director serves on the Committee. Furthermore, no director serving on the Committee shall be or have ever been an officer of the Company (or any Code §1504 affiliated corporation), or shall receive remuneration (directly or indirectly) from such a corporation in any capacity other than as a director. The requirements of this subsection are intended to comply with the “outside director” requirements of Treas. Reg. §1.162-27(e)(3) or any successor regulation, and shall be interpreted and construed in a manner which assures compliance with the “outside” director requirement of Code §162(m)(4)(C)(i). To the extent Code Section 162(m) or the regulations issued thereunder are modified to reduce or increase the restrictions on who may serve on the Committee, the Omnibus Plan shall be deemed modified in a similar manner.

3.3	Organization. The Committee may select one of its members as its chairman and shall hold its meetings at such times and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum, and such majority shall determine its actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the meeting next succeeding.

3.4	Individuals Eligible for Awards. The individuals eligible to receive Awards hereunder shall be (i) active Employees of the Company who are in “good standing” (as defined below), including such Employees who are also members of the Board of the Company, (ii) any nonemployee Directors of the Company or an Affiliate, and (iii) any consultants and/or advisors who are independent contractors providing services to the Company and are designated by the Committee to receive Options under the Plan; provided, however, that only Employees of the Company and its “parent” or “subsidiary” corporations within the meaning of subsections (e) and (f) of Code §424 shall be eligible to receive ISO’s. For purposes of this provision, an active Employee is in “good standing” if: (i) his employment with the Company has not been terminated for any reason; (ii) he is not on probation of any kind from the Company; (iii) he has not given notice under his employment contract pursuant to the provisions thereof; and (iv) he has not received written notice from the Company pursuant to the provisions of his employment contract.

3.5	Powers of Committee. The Committee may make one or more Awards under the Omnibus Plan to a Participant in the Omnibus Plan. The Committee shall decide which eligible individuals shall receive an Award and when to grant an Award, the type of Award that it shall grant and the number of shares of Common Stock covered by the Award. The Committee shall also decide the terms, conditions, performance criteria, restrictions and other provisions of the Award. The Committee may grant a single Award or an Award in combination with another Award(s) to a Participant. The Committee may grant an Award as an alternate to or replacement of an existing award under the Omnibus Plan or under any other compensation plan or arrangement of the Company or an Affiliate, including a plan of any entity acquired by the Company or an Affiliate, upon the cancellation of the existing award. In making Award decisions, the Committee may take into account the nature of services rendered by the individual, the individual’s present and potential contribution to the Company’s success and such other factors as the Committee, in its sole discretion, deems relevant.

(A)

In accordance with Article V of the Omnibus Plan, the Committee shall decide whether and to what extent Awards under the Omnibus Plan shall be structured to conform with Code §162(m) requirements for the exemption applicable to performance-based compensation. The Committee may take any action, establish any procedures and impose any restrictions that it finds necessary or appropriate to conform to Code §162(m). If every member of the Committee does not meet the definition of “outside director” as defined in Code §162(m), the Committee shall form a subcommittee of those

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members who do meet that definition, and that subcommittee shall have all authority and discretion to act as the Committee to make Awards that conform with Code §162(m).

(B)	The Committee shall interpret the Omnibus Plan, establish and rescind any rules and regulations relating to the Omnibus Plan, decide the terms and provisions of any Award Agreements made under the Omnibus Plan, and determine how to administer the Omnibus Plan. The Committee also shall decide administrative methods for the exercise of Stock Options. Each Committee decision shall be final, conclusive and binding on all parties.

(C)	The Committee shall act by a majority of its then members, at a meeting of the Committee or by unanimous written consent. The Committee shall keep adequate records concerning the Omnibus Plan and the Committee’s proceedings and acts in such form and detail as the Committee may decide.

3.6	Delegation by Committee. Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or some of its responsibilities and powers to any one or more of its members. The Committee also may delegate some or all of it administrative duties and powers to any Employee, including officers. The Committee hereby delegates the authority to grant Awards under the Plan to employees who are not officers of the Company or any Affiliate to the Company’s Chief Executive Officer, provided that the terms and conditions of such Awards shall be subject to approval by the Committee at its next meeting. The Committee hereby delegates to the Company’s Corporate Secretary and the Executive Vice President, Administration the authority to document any and all Awards made by the Committee and/or the Chief Executive Officer under the Omnibus Plan by execution of the appropriate agreements. The Committee may revoke any such allocation or delegation at any time.

3.7	Information to be Furnished to Committee. In order for the Committee to discharge its duties, it may require the Company, its Affiliates, Participants and other persons entitled to benefits under the Omnibus Plan to provide it with certain data and information.

3.8	Indemnification. In addition to such other rights of indemnification that they have as members of the Board or the Committee, the Company shall indemnify the members of the Committee (and any designees of the Committee, as permitted under Section 3.5), to the extent permitted by applicable law, against reasonable expenses (including, without limitation, attorney’s fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Omnibus Plan or any Award awarded hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles of incorporation or the bylaws of the Company relating to indemnification of the members of the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to such matters as to which it is adjudged in such action, suit or proceeding that such Committee member or members (or their designees) did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

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ARTICLE IV

STOCK SUBJECT TO THE PLAN

4.1	Stock Subject to Awards.

(A)	Common Stock subject to Awards and other provisions of the Omnibus Plan shall consist of the following:

(1)	authorized but unissued shares of Common Stock;

(2)	authorized and issued shares of Common Stock held by the Company in its treasury which have been reacquired by the Company;

(3)	shares of Common Stock purchased by the Company in the open market; and

(4)	shares of Common Stock allocable to the unexercised portion of any expired or cancelled Option granted under the Omnibus Plan again may become available for grants of Options under the Omnibus Plan.

4.2	Shares of Common Stock Subject to Awards.

(A)	Subject to adjustment in accordance with the provisions of Section 4.3 hereof, the maximum number of shares of Common Stock that may be issued under the Omnibus Plan for Awards shall equal 3,300,000 shares of Common Stock.

(B)	The Committee shall establish appropriate methods for determining the number of shares available for issuance under the Omnibus Plan and the number of shares that have been actually issued under the Omnibus Plan at any time.

4.3	Adjustment to Authorized Shares of Common Stock and Awards.

(A)	Recapitalization. If the Company is involved in a corporate transaction or any other event which effects the Common Stock (including, without limitation, any recapitalization, reclassification, reverse or forward stock split, stock dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares), then the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards as follows:

(1)	The Committee shall take action to adjust the number and kind of shares of Common Stock that are issuable under the Omnibus Plan and the maximum limits for each type of grant;

(2)	The Committee shall take action to adjust the number and kind of shares of Common Stock subject to outstanding Awards;

(3)	The Committee shall take action to adjust the Exercise Price of outstanding Stock Options; and

(4)	The Committee shall make any other equitable adjustments.

Only whole shares of Common Stock shall be issued in making the above adjustments. Further, the number of shares available under the Omnibus Plan or the number of shares of Common Stock subject to any outstanding Awards shall be the next lower number of shares, so that

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fractions are rounded downward. Any adjustment to or assumption of ISOs under this Section shall be made in accordance with Code §424. If the Company issues any rights to subscribe for additional shares pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Omnibus Plan, then each Participant shall be entitled to the same rights on the same basis as holders of outstanding shares with respect to such portion of the Participant’s Stock Option as is exercised on or prior to the record date for determining shareholders entitled to receive or exercise such rights.

(B)	Reorganization. If the Company is part of any reorganization involving merger, consolidation, acquisition of the Common Stock or acquisition of the assets of the Company, the Committee, in its discretion, may decide that:

(1)	any or all outstanding Awards granted under the Omnibus Plan shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to each such Award would have been entitled;

(2)	any or all outstanding Stock Options or SARs granted hereunder shall become immediately fully exercisable (to the extent permitted under federal or state securities laws) and shall remain exercisable for the remaining term of the Stock Options or SARs under the terms of the Omnibus Plan;

(3)	any or all Stock Options or SARs granted hereunder shall become immediately fully exercisable (to the extent permitted under federal or state securities laws) and shall be terminated after giving at least 30 days’ notice to the Participants to whom such Stock Options or SARs have been granted; and/or

(4)	any or all awards of Restricted Stock, Restricted Stock Units, Performance Shares, and/or Performance Units hereunder shall become immediately fully vested, nonforfeitable and/or payable.

(C)	Limits on Adjustments. Any issuance by the Company of stock of any class other than the Common Stock, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Award, except as specifically provided otherwise in this Omnibus Plan. The grant of Awards under the Omnibus Plan shall not affect in any way the right or authority of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this Omnibus Plan shall be conclusive.

ARTICLE V

PERFORMANCE-BASED COMPENSATION

5.1

Awards of Performance-Based Compensation. At its discretion, the Committee may make Awards to Participants intended to comply with the exemption for “performance-based” compensation provisions of Code §162(m). Therefore, the number of shares becoming exercisable or transferable or amounts payable with respect to grants of Stock Options, Stock Appreciation Rights, awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Cash-Based Awards may be determined based on the attainment of written performance goals based on the Performance Measures which has been approved by the Committee for a specified performance period. The performance goal shall state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Participant if the goal is attained. The performance goals must be established by the

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Committee in writing no more than 90 days after the commencement of the performance period or, if less, the number of days that is equal to 25% of the relevant performance period. The outcome of the performance goal must be substantially uncertain at the time the Committee establishes the performance goal. Performance goals will be based on the attainment of one or more objectives based on Performance Measures. To the degree consistent with Code §162(m), the performance goals may be calculated without regard to extraordinary items.

5.2	Performance Measures. Performance measures may include the following: (i) earnings before all or any taxes (“EBT”); (ii) earnings before all or any of interest expense, taxes, depreciation and amortization (“EBITDA”); (iii) earnings before all or any of interest expense, taxes, depreciation, amortization and rent (“EBITDAR”); (iv) earnings before all or any of interest expense and taxes (“EBIT”); (v) net earnings; (vi) net income; (vii) operating income or margin; (viii) earnings per share; (ix) growth; (x) return on shareholders’ equity; (xi) capital expenditures; (xii) expenses and expense ratio management; (xiii) return on investment; (xiv) improvements in capital structure; (xv) profitability of an identifiable business unit or product; (xvi) profit margins; (xvii) stock price; (xviii) market share; (xvix) revenues; (xx) costs; (xxi) cash flow; (xxii) working capital; (xxiii) return on assets; (xxiv) economic value added; (xxv) industry indices; (xxvi) peer group performance; (xxvii) regulatory ratings; (xxviii) asset quality; (xxix) gross or net profit; (xxx) net sales; (xxxi) total shareholder return; (xxxii) sales (net or gross) measured by product line, territory, customers or other category; (xxxiii) earnings from continuing operations; (xxxiv) net worth; and (xxxv) levels of expense, cost or liability by category, operating unit or any other delineation. Performance Measures may relate to the Company and/or one or more of its Affiliates, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. In addition, to the extent consistent with the requirements of Code §162(m), the Performance Measures may be calculated without regard to extraordinary items.

5.3	Shareholder Approval. For Awards to constitute performance-based compensation under Code §162(m), the material terms of Performance Measures on which the performance goals are to be based must be disclosed to and subsequently approved by the Company’s shareholders prior to payment of the compensation. Shareholder approval of the Omnibus Plan is necessary for the Awards to meet the Code §162(m) exemption.

5.4	Code §162(m) Committee and Committee Certification. Awards intended to qualify for exemption as performance-based compensation shall be granted by a committee of “outside directors” as defined in Code §162(m). Pursuant to the provisions of Section 3.2(b) hereof, the Committee may establish a Code §162(m) subcommittee, if necessary, to make such grants. Any payment of compensation with respect to an Award that is intended to be performance-based compensation will be subject to the written certification of the Code §162(m) Committee that the Performance Measures were satisfied prior to the payment of the performance-based compensation. This written certification may include the approved minutes of the Committee meeting in which the certification is made.

ARTICLE VI

RULES APPLICABLE TO AWARDS

6.1	Maximum Annual Limits on Awards. Unless the Committee determines that an Award to a Participant shall not be designed to comply with Code §422 and the performance-based compensation exemption under Code §162(m), the following limits shall apply to all Awards under the Omnibus Plan:

(A)

Stock Options. The maximum aggregate number of shares of Common Stock that may be granted in the form of Stock Options to any one Participant in any one calendar year shall be 500,000 shares. In addition, no more than an aggregate of 500,000 shares of

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Common Stock shall be subject to ISOs under the Omnibus Plan. In connection with a Participant’s initial service with the Company, an eligible person may be granted Options to purchase up to an additional 500,000 Shares of Common Stock, which shall not count against the limit in the preceding sentence.

(B)	SARs. The maximum aggregate payment that may be granted in the form of SARs to any one Participant in any one calendar year shall be 500,000 shares.

(C)	Restricted Stock. The maximum aggregate number of shares of Common Stock that may be granted in the form of Restricted Stock to any one Participant in any one calendar year shall be 250,000 shares. In connection with a Participant’s initial service with the Company, an individual may be granted up to an additional 250,000 shares of Restricted Stock, which shall not count against the limit in the preceding sentence.

(D)	Restricted Stock Units. The maximum aggregate payment (determined at the end of the applicable restrictions) with respect to Awards of Restricted Stock Units to any one Participant in any one calendar year shall be the greater of $2,500,000 or 250,000 shares.

(E)	Performance Shares. The maximum aggregate payment (determined at the end of the applicable performance period) with respect to Awards of Performance Shares to any one Participant in any one calendar year shall be 250,000 shares.

(F)	Performance Units. The maximum aggregate payment (determined at the end of the applicable restrictions) with respect to Awards of Performance Units to any one Participant in any one calendar year shall be the greater of $2,500,000 or 250,000 shares.

(G)	Cash-Based Awards. The maximum aggregate payment (determined at the end of any applicable performance period) with respect to Cash-Based Awards to any one Participant in any one calendar year shall be $1,000,000.

6.2	Transferability. Awards under the Omnibus Plan may be transferred only pursuant to will or the laws of descent and distribution. Notwithstanding the foregoing, an ISO shall not in any event be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant (or a legal representative if the Participant becomes incapacitated). Upon the death of an Participant, only the executor or administrator of the Participant’s estate may exercise rights or entitlements under the Omnibus Plan with regard to such Award.

6.3	Accelerated Exercisability and Vesting.

(A)	Acceleration. The Committee shall always have the power to accelerate the exercisability of any Option or SAR or vesting of any other type of Award granted under the Omnibus Plan. In the event of one of the following events, any outstanding Awards shall immediately become fully exercisable or vested, unless otherwise determined by the Committee and set forth in the applicable Award Agreement:

(1)	the Participant’s death;

(2)	the Participant’s Disability; or

(3)	a Change of Control of the Company.

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(B)	Restricted Stock or Restricted Stock Units. Notwithstanding the provisions of subsection (A) above, if an outstanding Award of Restricted Stock or Restricted Stock Units remains subject only to a time-based vesting schedule (i.e., one that requires only that the Participant remain employed for the passage of a specified time period), then such Award shall immediately become fully vested and nonforfeitable upon one of the events in subsection (A) above. If an outstanding Award of Restricted Stock or Restricted Stock Units remains subject to any other type of vesting schedule or requirement (e.g., a performance-based schedule), then upon one of the events in subsection (A) above, a proportion of the shares subject to such Award shall become vested and nonforfeitable, equal to the proportion of the time completed through the date of the applicable event to the performance measurement period for the Award, with target performance level deemed to be achieved as of the date of the applicable event. In the event an Award was originally scheduled without a designated target performance level (e.g., a single performance level or minimum and maximum performance levels), then the performance level that, if met, would have resulted in the least number of shares becoming vested shall be treated as the target level.

(C)	Performance Shares and Performance Units. Notwithstanding the provisions of (A) above, if an outstanding Award of Performance Shares or Performance Units remains subject to performance criteria, then upon one of the events in subsection (A) above, a proportion of the shares subject to such Award shall become vested and nonforfeitable, equal to the proportion of the time completed through the date of the applicable event to the performance measurement period for the Award, with target performance level deemed to be achieved as of the date of the applicable event. In the event an Award was originally scheduled without a designated target performance level (e.g., a single performance level or minimum and maximum performance levels), then the performance level that, if met, would have resulted in the least number of shares becoming vested shall be treated as the target level. However, in the event of one of the events in subsection (A) above during the final year of a performance period, if an outstanding Performance Share or Performance Unit Award remains subject to performance criteria, then a proportion of the amount subject to such an Award may become vested and nonforfeitable if the performance measures are met, based on actual performance as measured at the end of the performance measurement period. The proportion of the amount that shall become vested if the performance criteria is met is equal to the proportion of the time completed through the date on which such event occurs to the performance measurement period for the Award. [Example: Award granted on December 31, 2005 with performance measurement period ending December 31, 2008; Participant dies on July 1, 2008; performance is measured at end of 2008, and if met, Participant’s estate shall receive 30/36 of the Unit Award at level determined by the performance achieved.]

(D)

Cash-Based Awards. Notwithstanding the provisions of (A) above, if an outstanding Cash-Based Award remains subject to performance criteria, then upon one of the events in subsection (A) above, a proportion of the Award shall become vested and payable, equal to the proportion of the time completed through the date of the applicable event to the performance measurement period for the Award, with target performance level deemed to be achieved as of the date of the applicable event. In the event an Award was originally scheduled without a designated target performance level (e.g., a single performance level or minimum and maximum performance levels), then the performance level that, if met, would have resulted in the least number of shares becoming vested shall be treated as the target level. However, in the event of one of the events in subsection (A) above during the final year of a performance period, if an outstanding Cash-Based Award remains subject to performance criteria, then a proportion of the amount subject to such an Award may become vested and nonforfeitable if the performance measures are met, based on actual performance as measured at the end of the performance measurement period. The proportion of the amount that shall become

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vested if the performance criteria is met is equal to the proportion of the time completed through the date on which such event occurs to the performance measurement period for the Award. [Example: Award granted on December 31, 2005 with performance measurement period ending December 31, 2008; Participant dies on July 1, 2008; performance is measured at end of 2008, and if met, Participant’s estate shall receive 30/36 of the Cash-Based Award at level determined by the performance achieved.]

6.4	Termination of Employment or Service. Unless the Committee decides otherwise, all Awards (or portions thereof) that remain unexercisable or subject to restriction upon the Participant’s termination of employment for any reason other than the events listed in Section 6.3(A) above shall be forfeited by the Participant immediately upon the date of termination of employment or service to the Company or its Affiliates. The determination of whether an authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of employment or service for purposes of any Award granted under the Plan shall be determined by the Committee, which determination shall be final and conclusive.

6.5	Waiver of Restrictions. The Committee may elect, in its sole discretion, to waive any or all restrictions with respect to any Award under the Omnibus Plan.

ARTICLE VII

STOCK OPTIONS

7.1	Grant of Stock Options. Subject to the provisions of the Omnibus Plan, the Committee may grant Stock Options for shares of Common Stock in such amounts as it may determine.

7.2	Award Agreement. When the Committee grants a Stock Option hereunder, it shall prepare (or cause to be prepared) a Stock Option Agreement that specifies the following terms and any additional terms and conditions determined by the Committee and not inconsistent with the Omnibus Plan:

(A)	the name of the Participant;

(B)	the total number of shares of Common Stock to which the Stock Option pertains;

(C)	the Exercise Price of the Stock Option;

(D)	the date as of which the Committee granted the Stock Option;

(E)	the type of Stock Option granted;

(F)	the requirements for the Stock Option to become exercisable, such as continuous service, time-based schedule, period and goals for Performance Measures to be satisfied, additional consideration, etc.;

(G)	the expiration date of the Option.

7.3	Exercise Price.

(A)	The per share Exercise Price of each ISO shall be 100% of the Fair Market Value of a share of Common Stock as of the date of grant (110% of the Fair Market Value of a share of Common Stock as of the date of grant for an ISO Participant who owns more than ten percent of the voting power of all classes of stock of either the Company or any “parent” or “subsidiary” of the Company as defined in Code §424).

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(B)	The per share Exercise Price of each NQSO shall be 100% of the Fair Market Value of a share of Common Stock as of the date of grant, unless the Committee determines to establish a different per share Exercise Price and specifies such in the Award Agreement.

7.4	Exercisability.

(A)	General Schedule. Unless the Committee specifies otherwise in the Stock Option Agreement, each Stock Option shall become exercisable according to the following schedule, measured from the date of grant:

As of the following anniversary of the date of grant:	The Stock Option shall become exercisable in the following percentages:
One-year anniversary	25%
Two-year anniversary	25%
Three-year anniversary	25%
Four-year anniversary	25%

Before the one-year anniversary specified in the grant, no part of the Stock Option is exercisable. Once a portion of a Stock Option is exercisable, that portion continues to be exercisable until the Stock Option expires (as described in Section 7.5 hereof). Fractional shares shall be disregarded for exercise.

(B)	Other Vesting Requirements. The Committee may impose any other conditions, restrictions and contingencies on awards of Stock Options. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and/or the satisfaction of specified Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes.

7.5	Expiration Date.

(A)	Expiration Date. The Expiration Date of any Stock Option shall be the earliest to occur of the following:

(1)	Maximum Term. The date ten (10) years from the date of grant of the Stock Option (or five (5) years from the date of grant for an ISO for an Participant who owns more than ten percent of the voting power of all classes of stock of either the Company or any “parent” or “subsidiary” of the Company as defined in Code §424);

(2)	Termination for Cause and Voluntary Termination. The date of the Participant’s termination of employment with the Company and all Affiliates due to discharge for Cause or voluntary termination by the Participant;

(3)	Death. The one-year anniversary of the Participant’s termination of employment with the Company and all Affiliates due to death, or such shorter period as determined by the Committee and set forth in the Stock Option Agreement;

(4)	Disability. The one-year anniversary of the Participant’s termination of employment with the Company and all Affiliates due to Disability, or such shorter period as determined by the Committee and set forth in the Stock Option Agreement; or

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(5)	Termination of Employment or Service. The date 30 (thirty) days following the date of the Participant’s termination of employment or service with the Company and all Affiliates for any reason other than those specified elsewhere in this Section 7.5(A), or such shorter period as determined by the Committee and set forth in the Stock Option Agreement; provided, that the Committee may, in its discretion, take formal action to amend the Stock Option Agreement to extend the period of exercise in unusual circumstances.

If all or part of an ISO is not exercised within three (3) months after the date of the Participant’s termination of employment or service for any reason except death and Disability (and within one (1) year following death or Disability), but remains exercisable, the unexercised portion thereof shall automatically be treated as an NQSO for the remainder of the term of the Option.

(B)	Expiration Date Following Change of Control. Notwithstanding the provisions of Section 7.5(A) above, in the event a Participant’s employment or service to the Company or its Affiliates terminates for any reason other than death or Disability, or a termination for Cause or a voluntary quit, at any time following a Change of Control of the Company, the term of all Stock Options held by such Participant shall be extended through the earlier of (i) the maximum term and original expiration date of the Stock Option as described in Section 7.5(A)(1) above, or (ii) the end of the three-month period immediately following the date of termination or service.

7.6	Minimum Exercise Amount. Unless the Committee specifies otherwise in the Stock Option Agreement, an Participant may exercise a Stock Option for less than the full number of shares of Common Stock subject to the Stock Option. However, such exercise may not be made for less than 100 shares or the total remaining shares subject to the Stock Option. The Committee may in its discretion specify other Stock Option terms, including restrictions on frequency of exercise and periods during which Stock Options may not be exercised.

7.7	Payment of Exercise Price. The Participant must pay the full Exercise Price for shares of Common Stock purchased upon the exercise of any Stock Option at the time of such exercise by one of the following forms of payment:

(A)	cash;

(B)	by surrendering unrestricted previously held shares of Common Stock that have a value equal to the Exercise Price at the time of exercise. The Participant must have held the surrendered shares of Common Stock for at least six (6) months before their surrender. The Participant may surrender shares of Common Stock either by attestation or by the delivery of a certificate or certificates for shares duly endorsed for transfer to the Company, and if required by the Committee, with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require); or

(C)	if permitted by all applicable laws and regulations, by broker-assisted cashless exercises executed through a same day sale on the public market; and

(D)	any combination of the above forms or any other form of payment permitted by the Committee.

7.8	Rights as a Shareholder. An Participant shall first have rights as a shareholder of the Company with respect to shares of Common Stock covered by a Stock Option only when the Participant has paid the Exercise Price in full and the shares actually have been issued to the Participant.

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ARTICLE VIII

STOCK APPRECIATION RIGHTS

8.1	Grant of SARs. Subject to the provisions of the Omnibus Plan, the Committee may grant Stock Appreciation Rights to Participants in such amounts as it may determine.

8.2	SAR Award Agreement. When the Committee grants a Stock Appreciation Right hereunder, it shall prepare (or cause to be prepared) a Stock Appreciation Right Agreement that specifies the following terms and any additional terms and conditions determined by the Committee and not inconsistent with the Omnibus Plan:

(A)	the name of the Participant;

(B)	the total number of shares of Common Stock to which the SAR pertains;

(C)	the Base Value of the SAR;

(D)	the date as of which the Committee granted the SAR;

(E)	the type of SAR granted (Freestanding or Tandem);

(F)	the requirements for the SAR to become exercisable, such as continuous service, time-based schedule, period and goals for Performance Measures to be satisfied, additional consideration, etc.; and

(G)	the expiration date of the SAR.

8.3	Base Value. The per share Base Value of each SAR shall be 100% of the Fair Market Value of a share of Common Stock as of the date of grant

8.4	Exercisability.

(A)	General Schedule. Unless the Committee specifies otherwise in the SAR Agreement, each SAR shall become exercisable according to the following schedule, measured from the date of grant:

As of the following anniversary of the date of grant as applicable:	The SAR shall become exercisable in the following percentages:
One-year anniversary	25%
Two-year anniversary	25%
Three-year anniversary	25%
Four-year anniversary	25%

Before the one-year anniversary of the date of grant, as specified in the SAR, no part of the SAR is exercisable. Once a portion of a SAR is exercisable, that portion continues to be exercisable until the SAR expires (as described in Section 8.5 hereof). Fractional shares shall be disregarded for exercise.

(B)

Other Exercisability Requirements. The Committee may impose any other conditions, restrictions and contingencies on awards of SARs. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and/or the satisfaction

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of specified Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes.

8.5	Expiration Date.

(A)	Expiration Date. The Expiration Date of any Stock Option shall be the earliest to occur of the following:

(1)	Maximum Term. The date ten (10) years from the date of grant of the SAR;

(2)	Termination for Cause and Voluntary Termination. The date of the Participant’s termination of employment with the Company and all Affiliates due to discharge for Cause or voluntary termination by the Participant;

(3)	Death. The one-year anniversary of the Participant’s termination of employment with the Company and all Affiliates due to death, or such shorter period as determined by the Committee and set forth in the SAR Agreement;

(4)	Disability. The one-year anniversary of the Participant’s termination of employment with the Company and all Affiliates due to Disability, or such shorter period as determined by the Committee and set forth in the SAR Agreement; or

(5)	Termination of Employment. The date 30 (thirty) days following the date of the Participant’s termination of employment with the Company and all Affiliates for any reason other than those specified elsewhere in this Section 6.3(A), or such shorter period as determined by the Committee and set forth in the SAR Agreement.

8.6	Minimum SAR Exercise Amount. Unless the Committee specifies otherwise in the SAR Agreement, a Participant may exercise a SAR for less than the full number of shares of Common Stock subject to the SAR. However, such exercise may not be made for less than 100 shares or the total remaining shares subject to the SAR. The Committee may in its discretion specify other SAR terms, including restrictions on frequency of exercise and periods during which SARs may not be exercised.

8.7	Exercise of SARs. SARs may be exercised upon the terms and conditions determined by the Committee, in its sole discretion.

8.8	Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(A)	the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the SAR; by

(B)	the number of shares of Common Stock with respect to which the SAR is being exercised.

At the sole discretion of the Committee, the payment for SAR exercise may be made in cash, shares of Common Stock or in some combination thereof. The form of payment shall be specified in the Award Agreement pertaining to the grant of the SAR.

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ARTICLE IX

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

9.1	Grants of Restricted Stock and Restricted Stock Units. Subject to the provisions of the Omnibus Plan, the Committee may grant shares of Common Stock as Restricted Stock or may grant Restricted Stock Units to Participants in such amounts as it may determine. An Award of a Restricted Stock Unit shall be similar to a grant of Restricted Stock except that no shares of Common Stock shall be actually issued at the time of the grant, and payment shall be made either in cash or in shares of Common Stock (or a combination of both), at the Committee’s discretion, upon completion of the specified restrictions on such Restriction Stock Unit.

9.2	Restricted Stock and Restricted Stock Unit Agreements. When the Committee awards Restricted Stock or Restricted Stock Units under the Omnibus Plan, it shall prepare (or cause to be prepared) a Restricted Stock Agreement or a Restricted Stock Unit Agreement that specifies the following terms:

(A)	the name of the Participant;

(B)	the total number of shares of Common Stock to which the Award of Restricted Stock or Restricted Stock Unit pertains;

(C)	the manner in which the Restricted Stock or Restricted Stock Unit will become nonforfeitable and transferable and a description of any restrictions applicable to the Restricted Stock or the Restricted Stock Unit;

(D)	the date as of which the Committee awarded the Restricted Stock or the Restricted Stock Unit; and

(E)	with regard to Restricted Stock Units, the payment method that will apply upon completion of the restrictions.

9.3	Vesting.

(A)	General Schedule. Unless the Committee specifies otherwise in the Restricted Stock Agreement, each Award of Restricted Stock shall become vested according to the following schedule, measured from the date of grant:

As of the following anniversary of the the date of grant:	The Restricted Stock Award shall become nonforfeitable in the following percentages:
One-year anniversary	25%
Two-year anniversary	25%
Three-year anniversary	25%
Four-year anniversary	25%

Before the one-year anniversary specified in the grant, no part of the Restricted Stock Award is nonforfeitable.

(B)

Other Vesting Requirements. The Committee may impose any other conditions, restrictions and contingencies on awards of Restricted Stock and/or Restricted Stock Units. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and/or the satisfaction of specified Performance Measures. The

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Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. The Committee may determine, in accordance with Section 5.1 of the Omnibus Plan, whether such vesting requirements will conform with the requirements applicable to performance-based compensation under Code §162(m).

9.4	Delivery of Restricted Stock.

(A)	Issuance. The Company shall issue the shares of Restricted Stock within a reasonable period of time after execution of the Restricted Stock Agreement; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to such shares before the issuance thereof, then the date of delivery of the shares shall be extended for the period necessary to take such action. As long as any restrictions apply to the Restricted Stock, the shares of Restricted Stock shall be held by the Committee in uncertificated form in a restricted account.

(B)	Legend. Unless the certificate representing shares of the Restricted Stock are deposited with a custodian (as described in subparagraph (c) hereof), each certificate shall bear the following legend (in addition to any other legend required by law):

“The transferability of this certificate and the shares represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in theTRX, Inc. 2000 Stock Incentive Plan and a Restricted Stock Agreement dated                         ,             , between                              and TRX, Inc. The Plan and the Restricted Stock Agreement are on file in the office of the Executive Vice President-Administration of the TRX, Inc.”

Such legend shall be removed or canceled from any certificate evidencing shares of Restricted Stock as of the date that such shares become nonforfeitable.

(C)	Deposit with Custodian. As an alternative to delivering a stock certificate to the Participant, the Committee may deposit or transfer such shares electronically to a custodian designated by the Committee. The Committee shall cause the custodian to issue a receipt for the shares to the Participant for any Restricted Stock so deposited. The custodian shall hold the shares and deliver the same to the Participant in whose name the Restricted Stock evidenced thereby are registered only after such shares become nonforfeitable.

9.5	Shareholder Rights. Upon issuance of shares of Restricted Stock, the Participant shall have immediate rights of ownership in the shares of Restricted Stock, including the right to vote the shares and the right to receive dividends with respect to the shares, notwithstanding any outstanding restrictions on the Restricted Stock. With respect to dividends, the Committee may apply any restrictions that it determines, in its sole discretion, to dividends paid on shares of Common Stock which are still subject to restriction. No shareholder rights shall inure to a Participant who has been awarded Restricted Stock Units until such time, if any, when actual shares of Common Stock are issued with regard to such Award.

9.6

Dividend Credits. Unless the Committee has designated that a Restricted Stock Unit Award is not eligible for dividend credits, on each date on which a dividend is distributed by the Company on shares of Common Stock (whether paid in cash, Common Stock or other property), the Participant’s Restricted Stock Unit account shall be credited with an additional whole or fractional number of Restricted Stock Units as a dividend credit. The number of additional Restricted Stock Units to be credited shall be determined by dividing the product of the dividend value times the number of Restricted Stock Units standing in the Participant’s account on the dividend record

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date by the Fair Market Value of the Common Stock on the date of the distribution of the dividend (i.e., dividend amount x number of whole and fractional Restricted Stock Units as of the dividend record date / Fair Market Value of Common Stock as of dividend distribution date). Accounts shall be maintained and determinations shall be calculated to three decimal places.

ARTICLE X

PERFORMANCE SHARES AND PERFORMANCE UNITS

10.1	Grants of Performance Shares and Performance Units. Subject to the provisions of the Omnibus Plan, the Committee may grant shares of Common Stock as Performance Shares or may grant Performance Units to Participants in such amounts as it may determine. An Award of Performance Shares shall be similar to an award of Restricted Stock, except that no shares of Common Stock shall be issued until completion of the performance goals specified for the Performance Share Award. An Award of a Performance Unit shall be similar to a grant of a Performance Share except that payment shall be made either in cash or in shares of Common Stock (or a combination of both), at the Committee’s discretion, upon completion of the specified performance goals for such Performance Unit.

10.2	Award Agreement. When the Committee awards Performance Shares and/or Performance Units under the Omnibus Plan, the Committee shall prepare (or cause to be prepared) a Performance Share Agreement or a Performance Unit Agreement that specifies the following terms:

(A)	the name of the Participant;

(B)	the total number of Performance Shares and/or Performance Units awarded;

(C)	the period over which performance is to be measured, which may be of a short-term or long-term duration;

(D)	the specific performance goals based on one or more of the Performance Measures, upon satisfaction of which the Performance Shares and/or Performance Units are to become vested and nonforfeitable;

(E)	the specific dates as of which the performance goals are to be measured;

(F)	whether the awarded Performance Shares and/or Performance Units are eligible for dividend credit (as provided in Section 10.4 below);

(G)	the date as of which the Committee awarded the Performance Shares and/or Performance Units; and

(H)	with regard to Performance Units, the payment method that will apply upon completion of the restrictions.

10.3	Performance Share or Performance Unit Account. When the Committee awards Performance Shares and/or Performance Units hereunder, the Company shall establish a bookkeeping account for the Participant that shall accurately reflect the number of Performance Shares and/or Performance Units awarded to the Participant.

10.4

Dividend Credits. Unless the Committee has designated that an Award is not eligible for dividend credits, on each date on which a dividend is distributed by the Company on shares of Common Stock (whether paid in cash, Common Stock or other property), the Participant’s Performance Share or Performance Unit account shall be credited with an additional whole or fractional number of Performance Shares or Performance Units as a dividend credit. The number of

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additional Performance Shares or Performance Units to be credited shall be determined by dividing the product of the dividend value times the number of Performance Shares or Performance Units standing in the Participant’s account on the dividend record date by the Fair Market Value of the Common Stock on the date of the distribution of the dividend (i.e., dividend amount x number of whole and fractional Performance Shares or Performance Units as of the dividend record date / Fair Market Value of Common Stock as of dividend distribution date). Accounts shall be maintained and determinations shall be calculated to three decimal places.

10.5	Vesting. The Committee shall specify in the Award Agreement the manner in which Performance Shares and/or Performance Units shall vest and become nonforfeitable, as well as any conditions, restrictions and contingencies to which the Performance Shares and/or Performance Units are subject. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and the satisfaction of specified written goals based on one or more Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria based on Performance Measures for restriction purposes, and goals may be based on corporate, subsidiary, department, business unit, and/or individual performance at the Committee’s discretion. The Committee may determine, in accordance with Section 5.1 of the Omnibus Plan, whether such vesting requirements will conform with the requirements applicable to performance-based compensation under Code §162(m).

10.6	Delivery of Common Stock. Upon vesting, Performance Shares shall be converted into Common Stock and the Common Stock shall be issued to the Participant. Any fractional Performance Share that becomes vested shall be paid to the Participant in cash based upon the Fair Market Value of an equivalent fraction of a share of the Common Stock on such date. Upon actual issuance of the shares of the Performance Shares, the Participant shall have immediate rights of ownership in the shares of Performance Shares, including the right to vote the shares and the right to receive dividends with respect to the shares, notwithstanding any outstanding restrictions on the Performance Shares.

ARTICLE XI

CASH-BASED AWARDS

11.1	Grant of Cash-Based Awards. Subject to the provisions of the Omnibus Plan, the Committee may grant Cash-Based Awards to officers of the Company in such amounts as it may determine.

11.2	Cash-Based Awards. When the Committee awards Cash-Based Awards hereunder, the Committee shall prepare (or cause to be prepared) a Cash-Based Award Agreement or other document(s) that specifies the following terms:

(A)	the name of the Participant;

(B)	the amount or range of amounts of the Cash-Based Award;

(C)	the period over which performance is to be measured, which may be of a short-term or long-term duration;

(D)	the specific performance goals based on Performance Measures upon satisfaction of which the Cash-Based Award is to become vested and payable to the Participant; and

(E)	the date as of which the Committee awarded the Cash-Based Award.

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11.3	Vesting. The Committee shall specify in the Cash-Based Award or other document communicated to the Participant the manner in which the award shall vest and become payable, as well as any conditions, restrictions and contingencies to which the Award is subject. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and the satisfaction of specified performance goals based on Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. The Committee may determine, in accordance with Section 5.1 of the Omnibus Plan, whether such vesting requirements will conform with the requirements applicable to performance-based compensation under Code §162(m).

11.4	Timing and Form of Payment. Upon completion of the time period and satisfaction of the performance goals based on Performance Measures specified for the Cash-Based Award, the Participant shall be entitled to payment of the amount specified in the award (or a pro rata portion as determined by the Committee under the provisions of Section 6.3), determined as a function of the satisfaction of the level of performance goals which has been achieved. All Cash-Based Awards shall be payable in cash as soon as practicable following the end of the performance period, but no later than two and one-half (2-1/2) months following the end of the year in which the performance period ends.

ARTICLE XII

PLAN OPERATION

12.1	Compliance with Other Laws and Regulations. Distribution of shares of Common Stock under the Omnibus Plan shall be subject to the following:

(A)	Notwithstanding any other provision of the Omnibus Plan, the Company shall not be required to issue any shares of Common Stock under the Omnibus Plan unless such issuance complies with all applicable laws (including, without limitation, the requirements of the 1933 Act and Section 16 of the 1934 Act) and the applicable requirements of any securities exchange or similar entity.

(B)	When the Omnibus Plan provides for issuance of Common Stock, the Company may issue shares of Common Stock on a noncertificated basis as long as it is not prohibited by applicable law or the applicable rules of any stock exchange.

(C)	The Company may require a Participant to submit evidence that the Participant is acquiring shares of Common Stock for investment purposes.

12.2	Tax Withholding. The Participant must pay to the Company an amount necessary to cover the minimum required income tax and other withholdings before the Company shall issue Common Stock under the Omnibus Plan. The Participant may satisfy the withholding requirements by any one or combination of the following methods:

(A)	payment in cash;

(B)

if permitted by all applicable laws and regulations, payment by surrendering unrestricted previously held shares of Common Stock which have a value equal to the required withholding amount. The Participant must have held the surrendered shares of Common Stock for at least six (6) months before their surrender. The Participant may surrender shares of Common Stock either by attestation or by the delivery of a certificate or certificates for shares duly endorsed for transfer to the Company, and if required, with medallion level signature guarantee by a member firm of a national stock exchange, by a

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national or state bank (or guaranteed or notarized in such other manner as the Committee may require); or

(C)	if permitted by all applicable laws and regulations, payment in cash from a broker engaged in a broker-assisted cashless exercise for the Participant.

12.3	Limitation of Implied Rights. The Omnibus Plan is not a contract of employment. An Employee selected as a Participant shall not have the right to be retained as an employee of the Company or any Affiliate and shall not have any right or claim under the Omnibus Plan, unless such right or claim has specifically accrued under the terms of the Omnibus Plan.

12.4	Conditions of Participation in the Omnibus Plan. When the Committee makes an Award, it shall require a Participant to enter into an Award Agreement in a form specified by the Committee, agreeing to the terms and conditions of the Award and to such additional terms and conditions, not inconsistent with the terms and conditions of the Omnibus Plan, as the Committee may, in its sole discretion, prescribe. If there is a conflict between any provision of an Award Agreement and the Omnibus Plan, the Omnibus Plan shall control.

12.5	Evidence. Anyone required to give evidence under the Omnibus Plan may give such evidence by certificate, affidavit, document or other information which the person acting on the evidence considers pertinent, reliable and signed, made or presented by the proper party or parties.

12.6	Amendment and Termination of the Omnibus Plan and Award Agreements. The Board may amend or terminate the Omnibus Plan at any time. No such amendment or termination shall adversely affect, in any way, the rights of individuals who have outstanding Awards unless such individuals consent to such amendment or termination or such amendment or termination is necessary to comply with applicable law. The Committee may amend any Award Agreement that it previously has authorized under the Omnibus Plan if the amended Award Agreement is signed by the Company and the applicable Participant; provided, however, that no Award Agreement may be amended to reprice any Award.

12.7	Gender and Number; Headings. Words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular. The headings in this Omnibus Plan are for convenience of reference. Headings are not a part of the Omnibus Plan and shall not be considered in the construction hereof.

12.8	Legal References. Any reference in this Omnibus Plan to a provision of law which is later revised, modified, finalized or redesignated, shall automatically be considered a reference to such revised, modified, finalized or redesignated provision of law.

12.9	Notices. In order for a Participant or other individual to give notice or other communication to the Committee, the notice or other communication shall be in the form specified by the Committee and delivered to the location designated by the Committee in its sole discretion.

12.10	Governing Law. The Omnibus Plan is governed by and shall be construed in accordance with the laws of the State of Georgia.

AMENDMENT APPROVED BY BOARD OF DIRECTORS ON                     , 2005

AMENDMENT APPROVED BY SHAREHOLDERS ON                     , 2005

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